Royal Gold Corporation
500 - 220 Bay Street
Toronto, Ontario M5J 2W4
CANADA
www.royalgold.com
Exhibit 10.1

Mark Isto
[Address omitted]
Email: [omitted]

August 27, 2024

Dear Mark,

I refer to the Consulting and Confidentiality Agreement dated September 14, 2023 (the “Consulting Agreement”), between yourself and Royal Gold Corporation (“Royal Gold”).

Royal Gold would like to continue your engagement under the Consulting Agreement. Pursuant to Section 2 of the Consulting Agreement, the parties may extend the term of the Consulting Agreement by written agreement.

By your countersignature below, you confirm and agree as follows:

1.The term of the Consulting Agreement is extended to December 31, 2025.

1.Except as provided herein, the Consulting Agreement remains in full force and effect, without amendment or modification.

Additionally, you confirm and agree that the Retirement Agreement dated August 22, 2023, between yourself and Royal Gold, including the obligations incorporated by reference under Section 2 thereof (which obligations continue in accordance with their terms), remains in full force and effect, without amendment or modification.

We look forward to your continued services under the Consulting Agreement.

Sincerely,

/s/ William Heissenbuttel

William Heissenbuttel
President, Royal Gold Corporation

Agreed to as of August 28, 2024.
/s/ Mark Isto
Mark Isto